Exhibit 10.3

THORNBURG MORTGAGE, INC.

2300 North Ridgetop Road

Santa Fe, New Mexico 87506

April 30, 2009

Thornburg Mortgage Advisory Corporation

2300 North Ridgetop Road

Santa Fe, New Mexico 87506

Ladies and Gentlemen:

Reference is made to the Amended and Restated Management Agreement (the “Management Agreement”) entered into as of January 16, 2009, and deemed to be effective as of April 30, 2008, by and between Thornburg Mortgage, Inc. (“TMA”) and Thornburg Mortgage Advisory Corporation (the “Manager”), as amended by the letter agreement by and between TMA and the Manager dated April 8, 2009 (the “Letter Amendment”).

As contemplated by the Letter Agreement, since April 1, 2009, both TMA and the Manager have been working expeditiously to provide for an orderly winding down of the business and operations of TMA which is in the best interests of TMA and its creditors. A significant number of employees of the Manager who previously provided services to TMA were terminated at the beginning of April and all remaining employees of the Manager have now been provided with notice of termination. TMA and the Manager acknowledge that as of April 30, 2009, the Manager will have terminated all employees who currently perform services on behalf of TMA. Should TMA choose to employ the services of any such former employees of the Manager, TMA shall do so directly and the Manager shall have no further obligations to TMA with respect to any such employees and the Manager shall not receive any further reimbursement of employee expenses, with the exception of certain employee benefit costs that will be paid by the Manager after the date hereof and reimbursed by TMA under the terms of the Management Agreement, as amended.

Furthermore, as a result of such terminations, the parties anticipate that the ongoing services provided by the Manager to TMA under the Management Agreement will now be more limited in scope and cost, and thus the bi-weekly reimbursement obligation from TMA to the Manager should be correspondingly reduced. In recognition of this fact, TMA and the Manager hereby agree that the retainer in the amount of $500,000 provided by TMA to the Manager set forth on page 2 of Exhibit A to the Letter Amendment is hereby reduced from $500,000 to $250,000, effectively immediately. Upon receipt and execution of this letter, the Manager agrees to promptly return the excess retainer amount of $250,000 to TMA via wire transfer.

The parties hereby acknowledge and confirm that all other terms of the Management Agreement, as amended by the Letter Amendment and this letter, remain unchanged and are in full force and effect.

[Signature Page Follows]

Please sign this letter where indicated below to indicate the Manager’s agreement to this further amendment to the Management Agreement.

Very truly yours,

THORNBURG MORTGAGE, INC.

/s/ Clarence G. Simmons, III
Clarence G. Simmons, III
Senior Executive Vice President and Chief Financial Officer

Acknowledged and agreed as of the above date:

THORNBURG MORTGAGE ADVISORY

CORPORATION

/s/ Larry A. Goldstone
Larry A. Goldstone
Managing Director